Exhibit 10.2

Trust Agreement

This Trust Agreement is entered into as of April 4, 2008 (“Effective Date”), by and among the following parties:

Trustors:

(1)
Heilongjiang Xing An Mining Development Group Co., Ltd., a People’s Republic of
China (“PRC”) limited liability company (“Xing An Mining”)
Registered Address: China, Heilongjiang Province, Jiagedaqi, Ren Min Road No.9
PRC Entity Identification No.:32840000

(2)	GONG Mingshu Address: China, Heilongjiang Province, Jiagedaqi, Ren Min Road No.9 PRC ID No.: 219004195703010228

(3)	YUE Yunjia Address: China, Heilongjiang Province, Jiagedaqi, Ren Min Road No.9 PRC ID No.:130302198405082513

(4)	YUE Yunpeng Address: China, Heilongjiang Province, Jiagedaqi, Ren Min Road No.9 PRC ID No.: 13030219770505291X

(5)	YUE Guoqing Address: China, Heilongjiang Province, Jiagedaqi, Ren Min Road No.9 PRC ID No.:13030419580505051X

Trustee:

Cang Anping
Registered Address: China, Heilongjiang Province, Harbin, Daowai Nan Zhi Road No.56
ID card No.: 230105196401261912

Beneficiary:

Songzai International Holding Group, Inc., a Nevada corporation
Address: 20337 Rimview Place, Walnut, CA 91789
Attn: Li Hongjun

Whereas, Beneficiary has entered into agreement to acquire (the “Acquisition”) 90% of the outstanding equity interests of Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), a PRC limited liability company having a registered address of Xi Lin Ji Town, Mo He County, Da Xing'an Mountain District, Heilongjiang Province, and Heilongjiang Xing An Group Sheng Yu Mining Co., Ltd. (“Sheng Yu”), a PRC limited liability company having a registered address of Cross Area between Zhenxing Road and Zhonghua Road, Xi Lin Ji Town, Mo He County, Da Xing'an Mountain District, Heilongjiang Province (collective the “Companies”).

Whereas, after the consummation of the Acquisition, Trustors will own in the aggregate 10% of the outstanding equity interests of each of the Companies (“Trust Shares”).

Whereas, in connection with the Acquisition, Trustors desire to transfer and assign to the Beneficiary all of the beneficial interests of the Trust Shares, and Beneficiary desires such transfer and assignment.

Now, in accordance with the Rule of Correlative Law and legislation of the General Rule of Civil Law of PRC and Trust Law of PRC, Trustors, Beneficiary and Trustee, after friendly consultation on equal standing, enter into this Trust Agreement as follows:

Section One: Appointment of Trustee; Creation of the Trust

1.     Trustors agree and hereby appoint and entrust Trustee to hold and administer the Trust Shares on behalf of Trustors for the sole and exclusive benefit of Beneficiary for the term of this Trust Agreement.

2.     Trustee agrees and hereby accepts Trustors’ appointment and the entrustment of the Trust Shares to hold and administer on behalf of Trustors for the sole and exclusive benefit of Beneficiary for the term of this Trust Agreement.

3.     Pursuant to Paragraphs 1 and 2 of this Section One (collectively the “Trust”), all of the rights, powers, privileges and benefits pursuant to or derived from the Trust Shares, including voting and dividend rights, shall belong to the Beneficiary unconditionally.

4.     The parties to agree to cooperate with each other and to take any and all such actions as may be required by applicable PRC laws and regulations, including the execution of documents, in order to effectuate the purpose of this Agreement.

Section Two: Trustee’s Duties

1.     Unless otherwise agreed in this Agreement, Trustee guarantees that during the term of this Agreement, it will act and cooperate unconditionally with Beneficiary by following the written instruction of Beneficiary for the administration of the Trust, including the exercise of any attendant rights, powers and privileges of the Trust Shares, and the allocation of any distribution pursuant thereto. Additionally, at any shareholders meeting or for any shareholders action, Trustee shall vote the Trust Shares pursuant to the written instruction of Beneficiary.

2.     Trustee may, pursuant to written instruction of Beneficiary, execute a Power of Attorney granting Beneficiary the right to exercise the voting rights attached to the Trust Shares at shareholders meetings.

3.     Trustee shall not sell, exchange, loan, offset, pledge, or otherwise dispose the Trust Shares without the prior written consent of Trustors and Beneficiary.

4.     Trustee shall not pledge or otherwise use the Trust Shares or any distributions therefrom for Trustee’s benefits without the prior written consent of Trustors and Beneficiary.

Section Three: Trustee’s Consideration

Trustors and Beneficiary shall not pay Trustee any considerations for the construction and administration of the Trust pursuant to this Agreement.

Section Four: Restrain any successor

This Agreement is binding upon Trustors, Trustee and their respective successors. Unless otherwise set forth in this Agreement, the responsibilities and duties of Trustee and its successor with respect to the entrustment and administration of the Trust Shares shall not exceed those set forth in the Trust Agreement.

Section Five: Term of the Agreement

The term of the Agreement is from the Effective Date until such date that the Companies cease their corporate existence.

Section Six: Termination

This Agreement, and the Trust, may be terminated upon any one of the following events (each a “Termination Event”):

1.     If and when the Trust Shares may be legally transferred to the Beneficiary in accordance with applicable PRC law and regulations, upon the consummation of such transfer.

2.     If and when the existence or the purpose of the Trust violates the then applicable PRC law or regulations.

3.     If and when the intent and purpose of the Trust can no longer be achieved pursuant to this Agreement and/or the Trust.

Upon the occurrence of a Termination Event, the Trust shall be deemed dissolved without any further actions of the parties.

Section Seven: Responsibility for Breach of the Agreement

1.     If Trustee takes actions in contravention of this Agreement or the purpose of the Trust, or which causes the loss of the Trust Shares, Trustee shall be liable for any resulting damages and, in the event of the loss of the Trust Shares, Trustee shall be obligated to recover the Trust Shares or make compensation of equivalent value to replace the Trust Shares.

2.     Trustee may not use the Trust Shares for its own benefits and shall be liable for any resulting damages and, in the event of the loss of the Trust Shares, Trustee shall be obligated to recover the Trust Shares or make compensation of equivalent value to replace the Trust Shares.

Section Eight: Application of law

The parties agree that this Agreement is entered into, and should be interpreted, in accordance with the General Rule of Civil Law of PRC and Trust Law of PRC on the basis of honesty and creditability.

Section Nine: Dispute Resolution

In the event that a dispute arises during the term of the Agreement, the parties shall first attempt to resolve the dispute through consultation and negotiation amongst themselves. If the dispute cannot be resolved by the parties’ consultation and negotiation, any one of the parties may initiate litigation to resolve the dispute before a People’s Court in Heilongjiang Province with proper jurisdiction over the matter that is the subject of the dispute. The parties hereby agree that the findings of the People’s Court shall be deemed final for the resolution of the dispute and shall be binding upon all parties.

This Agreement is executed by the parties on April 4, 2008, with Trustors, Trustee and Beneficiary each holding a duplicate copy.

Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TRUSTOR:		TRUSTEE:

HEILONGJIANG XING AN GROUP		By:	/s/ CANG Anping
HONG YUAN COAL MINING CO., LTD.
Its:
By:	/s/ GONG Mingshu

Its:	Chairman

HEILONGJIANG XING AN GROUP SHENG YU MINING CO., LTD.

By:	/s/ GONG Mingshu

Its:	Chairman

HEILONGJIANG XING AN MINING DEVELOPMENT GROUP CO., LTD.		BENEFICIARY
SONGZAI INTERNATIONAL HOLDING
By:	/s/ GONG Mingshu	GROUP INC.

Its:	Chairman
		By:	/s/ LI Hongjun
/s/ GONG Mingshu
GONG Shuming		Its:	President

/s/ YUE Yunjia
YUE Yunjia

/s/ YUE Yunpeng
YUE Yunpeng

/s/ YUE Guoqing
YUE Guoqing